Exhibit 99.1

resTORbio Reports First Quarter 2019 Financial Results and Corporate Update

Initiated first Phase 3 trial, PROTECTOR 1, of RTB101 in clinically symptomatic respiratory illness; top-line data from two pivotal Phase 3 trials expected in mid-2020

Initiated Phase 1b/2a trial of RTB101 in combination with sirolimus in Parkinson’s disease (PD)

Completed $50 million public offering

BOSTON, Massachusetts, May 15, 2019 – resTORbio, Inc. (Nasdaq: TORC), a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to prevent or treat aging-related diseases, today provided a corporate update and reported financial results for the first quarter ended March 31, 2019.

“Our recent clinical accomplishments represent significant progress towards our goal of developing novel therapies that target key aging pathways to treat a range of aging-related diseases,” said Chen Schor, Co-Founder, President and CEO of resTORbio. “The initiation of PROTECTOR 1 and our Phase 1b/2a trial in PD bring us closer to understanding how TORC1 inhibition may improve the function of several organ systems, including improving immune and neurologic function. Our successful follow-on offering provides us with the financial strength to rapidly enroll patients in these trials and prepare to initiate PROTECTOR 2 in the fourth quarter of this year, with the goal of advancing RTB101 toward a potential New Drug Application (NDA) submission. We also remain focused on progressing our discovery efforts to develop additional TORC1 inhibitors as well as clinical candidates targeting other aging pathways.”

Recent Highlights and Outlook

Initiation of Phase 3 Program in Clinical Symptomatic Respiratory Illness: In March 2019, following an End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA), resTORbio announced the design of its Phase 3 PROTECTOR program for RTB101 10mg once daily in clinically symptomatic respiratory illness, defined as illness associated with a respiratory tract infection (RTI) based on prespecified diagnostic criteria, with or without laboratory confirmation of a pathogen. resTORbio’s PROTECTOR program consists of two randomized, double-blinded, placebo-controlled Phase 3 clinical trials evaluating the safety and efficacy of RTB101 10mg once daily versus placebo for 16 weeks in patients 65 years of age or older, excluding current smokers and patients with chronic obstructive pulmonary disease. The primary endpoint of both Phase 3 trials is the reduction in the percentage of elderly subjects with clinically symptomatic respiratory illness.

In May 2019, resTORbio announced the initiation of PROTECTOR 1, its first Phase 3 clinical trial. The Company expects to initiate PROTECTOR 2, its second Phase 3 clinical trial, in the fourth quarter of 2019, with top-line data from both trials expected in mid-2020.

Initiation of Phase 1b/2a Trial in PD: In April 2019, resTORbio initiated a Phase 1b/2a trial in patients with PD. The multicenter, randomized, patient and investigator blinded, placebo-controlled Phase 1b/2a trial is evaluating the safety and tolerability of RTB101 alone or in combination with sirolimus when given once weekly for 4 weeks to patients with mild to moderate PD who are already on standard-of-care therapy, including those with and without glucocerebrosidase mutations. Secondary endpoints include exposure in blood, plasma and cerebrospinal fluid (CSF), and exploratory endpoints include biomarkers in plasma and CSF, and various clinical assessments. The Company expects data from this trial in 2020.

Research Grant from the National Institutes of Health (NIH) to Study TORC1 inhibition and Antiviral Immunity: In May 2019, resTORbio was awarded a 5-year grant for up to $1.5 million from the NIH to study RTB101 and the regulation of antiviral immunity in the elderly.

Appointment of Lloyd Klickstein, M.D., Ph.D., as Chief Scientific Officer Bolsters Ongoing Drug Discovery Efforts: Dr. Klickstein brings to resTORbio a strong background in drug discovery and development for new clinical indications with high unmet medical need. resTORbio is growing its pipeline of programs targeting multiple mechanisms underlying the biology of aging, including additional TORC1 inhibitors and candidates targeting other biochemical pathways underlying the biology of aging.

Corporate Updates

•	In May 2019, resTORbio appointed Lloyd Klickstein, M.D., Ph.D., as Chief Scientific Officer.
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In March 2019, resTORbio closed an underwritten public offering of 7.2 million shares of its common stock at a public offering price of $6.95 per share, for gross proceeds of approximately $50.0 million.

First Quarter 2019 Financial Results

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R&D Expenses: Research and development (R&D) expenses were $8.9 million for the three months ended March 31, 2019 compared to $8.1 million for the three months ended March 31, 2018. The increase was primarily due to the initiation of the Phase 1b/2a for Parkinson’s disease and preparation for the Phase 3 clinical program for clinical symptomatic respiratory illness.

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G&A Expenses: General and administrative (G&A) expenses were $2.8 million for the three months ended March 31, 2019 compared to $2.1 million for the three months ended March 31, 2018. The increase was primarily due to an increase in headcount as well as increased operating costs as a result of the Company’s transition from a private company to a public company, including legal, accounting, insurance and investor relations expenses.

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Net Loss: Net loss was $11.1 million, or $0.38 per share, for the three months ended March 31, 2019 compared to a net loss of $9.9 million, or $0.46 per share, for the three months ended March 31, 2018.

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Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities were $143.1 million as of March 31, 2019 compared to $108.0 million as of December 31, 2018. The Company expects that its cash, cash equivalents and marketable securities as of March 31, 2019 will be sufficient to fund its operating expenses through 2020.

About resTORbio

resTORbio, Inc. is a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to prevent or treat aging-related diseases. resTORbio’s lead program selectively inhibits TORC1, an evolutionarily conserved pathway that contributes to the decline in function of multiple organ systems, including the immune, cardiovascular and central nervous systems. Learn more about resTORbio, Inc. at https://www.restorbio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding our growth as a company and the anticipated contribution of our executives to our operations and progress, our ability to expand our drug discovery capabilities to develop additional TORC1 inhibitors, the timing and anticipated results from our Phase 3 PROTECTOR program for RTB101, the timing and anticipated results of Phase 1b/2a clinical trial of RTB101 in combination with sirolimus in Parkinson’s disease, our plans to develop RTB101 alone or in combination with rapalogs, including the therapeutic potential and clinical benefits thereof and the potential patient populations that may be addressed by our product candidates, our ongoing and future clinical trials for RTB101 the intended regulatory path for our product candidates and interactions with regulatory authorities, our ability to replicate results achieved in our clinical trials in any future trials, our expected use of the research grant from the National Institutes of Health and its potential contributions to our current and future clinical trials; our cash position and expected cash runway, our expectations regarding our uses of capital, expenses, future accumulated deficit and other first quarter 2019 financial results, and our ability to fund operations through 2020, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.

Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our Phase 3 PROTECTOR program for RTB101, our Phase 1b/2a clinical trials of RTB101 either alone or in combination with a rapalog, such as everolimus or sirolimus; our ability to successfully demonstrate the efficacy and safety of our lead product candidate; the clinical results for our lead product candidate which may not support further development of additional indications; uncertainties related to the results of our clinical trials predictive of future results in connection with future trials; the timing and outcome of our planned interactions with regulatory authorities; and obtaining, maintaining and protecting our intellectual property; as well as those risks more fully discussed in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by resTORbio, Inc. with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. resTORbio explicitly disclaims any obligation to update any forward-looking statements.

RESTORBIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Operating expenses:
Research and development	$8,852	$8,106
General and administrative	2,839	2,094
Total operating expenses	11,691	10,200
Loss from operations	(11,691)	(10,200)
Other income, net	631	341
Loss before income taxes	(11,060)	(9,859)
Income tax expense	9	—
Net loss	$(11,069)	$(9,859)
Net loss per share —basic and diluted	$(0.38)	$(0.46)
Weighted-average number of common shares used in net loss per share —basic and diluted	29,015	21,523

RESTORBIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$7,181	$7,042
Marketable securities	135,910	100,986
Prepaid expenses and other current assets	1,587	1,506
Total current assets	144,678	109,534
Restricted cash	84	84
Property and equipment, net	318	321

Total assets	$145,080	$109,939

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,364	$2,989
Accrued liabilities	1,245	2,727
Total current liabilities	4,609	5,716
Other liabilities	15	19
Total liabilities	4,624	5,735

Stockholders' equity:
Common stock	4	3
Additional paid-in capital	222,882	175,635
Accumulated deficit	(82,462)	(71,393)
Accumulated other comprehensive gain (loss)	32	(41)
Total stockholders' equity	140,456	104,204

Total liabilities and stockholders' equity	$145,080	$109,939

Investor Contact
Michael Schaffzin

Stern Investor Relations, Inc.

212-362-1200

michael.schaffzin@sternir.com

Media Contact

Amir Khan
Biosector 2
212-462-8767
Amir.Khan@Syneoshealth.com